UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2023 (the “Effective Date”), Blue Apron Holdings, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which effected, as of 5:00 p.m. Eastern Time, on the Effective Date, a 1-for-12 reverse stock split (the “Reverse Stock Split”) of the issued and outstanding shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”).

The Reverse Stock Split is intended to, among other things, bring the Company into compliance with the $1.00 minimum average closing share price requirement for continued listing on the New York Stock Exchange (the “NYSE”), as previously reported in the Company’s definitive proxy statement for the 2023 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 27, 2023 (the “Proxy Statement”).

As a result of the Reverse Stock Split, every twelve shares of issued and outstanding Class A Common Stock were automatically converted into one share of Class A Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Class A Common Stock are instead entitled to receive a cash payment in lieu of such fractional shares.

The Reverse Stock Split did not change the par value of the Class A Common Stock or the authorized number of shares of Class A Common Stock. All outstanding stock options, warrants, restricted stock units and performance stock units entitling their holders to purchase shares of Class A Common Stock or acquire shares of Class A Common Stock, as the case may be, were adjusted as a result of the Reverse Stock Split, as required by the terms of these securities and described in the Proxy Statement.

The Class A Common Stock will begin trading on a post-Reverse Stock Split basis on the NYSE at the market open on June 8, 2023. The trading symbol for the Class A Common Stock will remain “APRN.” The new CUSIP number for the Class A Common Stock following the Reverse Stock Split is 09523Q 309.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated into this report by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation, as amended of Blue Apron Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: June 7, 2023	By:	/s/ Mitch Cohen
Mitch Cohen
Interim Chief Financial Officer and Treasuer